CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 1995, with respect to the consolidated financial statements and the related financial statement schedules of The
Life Insurance Company of Virginia and subsidiaries and the Life of Virginia Separate Account II, in Amendment No. 12 to the Registration Statement
(Form S-6 No. 33-9651) and related Prospectus of Life of Virginia
Separate Account II for the registration of an indefinite amount of securities.

                                                       ERNST & YOUNG LLP

Richmond, Virginia
September 28, 1995